EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of Microsemi Corporation, do hereby constitute and appoint James J. Peterson and David R. Sonksen, or either one of them independently, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 and any and all pre-effective or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each or both of said attorneys-in-fact and agents, or such person’s or persons’ substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES J. PETERSON James J. Peterson	President, Chief Executive Officer and Director	December 22, 2005

/S/ DAVID R. SONKSEN David R. Sonksen	Executive Vice President, Chief Financial Officer, Treasurer and Secretary	December 22, 2005

/S/ DENNIS R. LEIBEL Dennis R. Leibel	Chairman of the Board and Director	December 22, 2005

/S/ THOMAS R. ANDERSON Thomas R. Anderson	Director	December 20, 2005

/S/ WILLIAM L. HEALEY William L. Healey	Director	December 21, 2005

/S/ WILLIAM E. BENDUSH William E. Bendush	Director	December 20, 2005

/S/ PAUL F. FOLINO Paul F. Folino	Director	December 20, 2005

/S/ HAROLD A. BLOMQUIST Harold A. Blomquist	Director	December 22, 2005

/S/ MATTHEW E. MASSENGILL Matthew E. Massengill	Director	March 21, 2006